Exhibit 99.1

                       CHINA BIOPHARMACEUTICALS HOLDINGS


CONTACTS:
Chris Peng Mao, Chairman and CEO               Stanley Wunderlich, CEO
China Biopharmaceuticals Holdings              Consulting for Strategic Growth 1
Phone: 86-25-8320-5758                         Phone: 1-800-625-2236
Fax: 86-25-8320-5759                           Fax: 1-212-337-8089
Email: info@cbioinc.com                        Email: info@cfsg1.com

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------


                CHINA BIOPHARMACEUTICALS HOLDINGS, INC. ANNOUNCES
                              $1 MILLION FINANCING

NANJING, JIANGSU, CHINA--(MARKET WIRE)--February 8, 2006 -- China Biopharmaceuticals Holdings, Inc. (OTC BB:CHBP.OB - News) ("China Biopharmaceuticals" or the "Company"), a China-based advanced and vertically integrated biopharmaceutical company focused on developing, commercializing, manufacturing and distributing of innovative drugs, today announced that it has closed on a $1-million common shares offering at $1.00 per share. The Company intends to use net proceeds of this raise for working capital and for infusion of additional capital into its operating subsidiaries.

         Chris Mao, Chairman and CEO of China Biopharmaceuticals, said, "We are very pleased with this financing and are excited about our growth. We intend to continue our rapid growth in terms of internal expansion and vertical integration as well as selective acquisitions to further strengthen and solidify our strong market position."

About China Biopharmaceuticals
Holdings, Inc. China Biopharmaceuticals Holdings, Inc (OTCBB:CHBP), based in Nanjing, China, is focused on developing, commercializing, manufacturing and distribution of innovative drugs in China. The Company operates from a solid foundation of integrated resources and capabilities including:

o Advanced R&D capabilities in China;

o A rich product pipeline of new drugs and proprietary drug discovery platforms;

o Exclusive partnerships with the China Pharmaceutical University and China New Drug Development Center, through a joint venture drug development center and lab; and

o Experienced management with a history of success in innovative drug development and commercialization in China.

CHBP's integrated R&D technology platforms represent advanced drug discovery and development tools able to analyze the chemical compounds and natural substances of new drugs and traditional Chinese medicines. Based on proprietary gene-level biotechnology made possible by rapid advances in the post-genomics era, the platforms have high commercial value because of their ability to rapidly identify new chemical compounds and target them to specific diseases. CHBP's integrated intermediary production and GMP drug manufacturing facilities enable it to realize synergies in its internal operation and higher profit margins through the commercialization of its own drug discoveries.

                                      # # #

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of China Biopharmaceuticals Holdings, Inc. ("the Company," "CBH") or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to the Company's ability to: (i) obtain sufficient capital or a strategic business arrangement to fund its plan of operations when needed; (ii) build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control; and (iv) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission which are available for review at www.sec.gov under "Search for Company Filings."

Consulting For Strategic Growth I, Ltd. ("CFSG") provides China Biopharmaceuticals Holdings, Inc. with consulting, business advisory, investor relations, public relations and corporate development services. In connection with these services, CFSG prepares press releases, corporate profiles, and other publications on behalf of CBH. Independent of CFSG's receipt of cash compensation from CBH, CFSG may choose to purchase the common stock of CBH and thereafter liquidate those securities at any time it deems appropriate to do so.